Exhibit 99.1

Contacts:

Investor Relations: John Heller, 952-229-7427, ir@lifetimefitness.com

Media Relations: Jason Thunstrom, 952-229-7435, pr@lifetimefitness.com

LIFE TIME FITNESS AND LTF MERGER SUB, INC. ANNOUNCE NOTES OFFERING

CHANHASSEN, Minn. – May 26, 2015 — Life Time Fitness, Inc. (NYSE: LTM), The Healthy Way of Life Company (“Life Time”), and LTF Merger Sub, Inc. (the “Issuer”), controlled by affiliates of Leonard Green & Partners and TPG Capital, L.P., today announced that the Issuer intends to privately offer, subject to market and other conditions, $600 million in aggregate principal amount of its senior notes due 2023 (the “Notes”). The net proceeds from the offering of the Notes will be used to fund a portion of the acquisition (the “Acquisition”) of Life Time by affiliates of Leonard Green & Partners, TPG Capital, L.P. and LNK Partners, and to pay certain related fees, commissions and expenses. Life Time will assume all of the obligations of the Issuer under the Notes upon the consummation of the Acquisition. Consummation of the Acquisition is subject to customary closing conditions. The offering and the actual terms of the Notes, including the interest rate, will depend on market and other conditions.

The notes being offered in the senior notes offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are being offered only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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About Life Time Fitness, Inc.:

As The Healthy Way of Life Company, Life Time Fitness (NYSE:LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest — or discovering new passions — both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best programs, people and places of uncompromising quality and value. As of May 26, 2015, the Company operated 115 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETIC® brands in the United States and Canada. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the Acquisition. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) Life Time may be unable to obtain shareholder approval as required for the Acquisition; (2) conditions to the closing of the Acquisition, including the obtaining of required regulatory approvals, may not be satisfied; (3) the Acquisition may involve unexpected costs, liabilities or delays; (4) the business of Life Time may suffer as a result of uncertainty surrounding the Acquisition; (5) the outcome of any legal proceedings related to the Acquisition; (6) Life Time may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition agreement; (8) the ability to recognize benefits of the Acquisition; (9) risks that the Acquisition disrupts current plans and operations and the potential difficulties in employee retention as a result of the Acquisition; (10) other risks to consummation of the Acquisition, including the risk that the Acquisition will not be consummated within the expected time period or at all; (11) the risks described from time to time in Life Time’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of Life Time’s filings with the SEC; and (12) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Life Time undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.